NEWS RELEASE
Lumen Technologies Reports Solid First Quarter 2026 Results
Delivers revenue and adjusted EBITDA in line with expectations as the Company advances its transformation strategy rooted in an unmatched physical infrastructure, programmable network, and connected ecosystem
DENVER, May 5, 2026 — Lumen Technologies, Inc. (NYSE: LUMN) today reported results for the first quarter, demonstrating continued progress in its transformation and positioning Lumen for sustainable growth in the AI-driven enterprise market. The Company also announced it has entered into an agreement to acquire Alkira, extending Lumen's leadership in programmable networking for global enterprises.

Among the Company’s highlights from the quarter:
•Financial Performance: At 51% of total business revenue (up from 49% in the fourth quarter), Strategic revenue officially surpassed Legacy revenue, despite Legacy outperforming expectations. Expanded disclosures provide greater visibility into digital revenue progression.
•Operational Execution: Advanced key transformation milestones by successfully implementing Phase 2 of ERP, continuing to deliver on our Modernization and Simplification initiatives, and proactively improved liquidity through a revolver refinancing.
•Growth Pivot: Remain on track towards full year guidance and long-term framework from Investor Day. Lumen’s digital platform continues to gain traction; Network-as-a-Service customer count, port adoption, and service count all grew meaningfully quarter over quarter.
•Alkira Agreement: The acquisition will unite Lumen’s physical infrastructure and programmable network with Alkira’s cloud-native Network-as-a-Service (NaaS) control plane, delivering a single, digital platform.

“Our strategy is working and we continue to progress towards our key financial goals we set out at Investor Day,” said Lumen CEO Kate Johnson. “The planned Alkira acquisition accelerates our digital platform strategy by extending the programmable capabilities customers need to support AI workloads.”

“First-quarter results were in line with our expectations, reflecting continued progress against our financial and strategic goals. We strengthened our balance sheet, reduced leverage below 4x following the fiber to the home sale, and continued to simplify our internal systems,” said Lumen President and CFO Chris Stansbury. “Strategic revenue now represents more than half of our business revenue, and we are pleased with increasing customer interest in our programmable network solutions. The pending Alkira acquisition reflects a disciplined and opportunistic capital allocation strategy that supports our path to revenue growth outlined at Investor Day, while remaining on track to meet full-year guidance.”

First Quarter 2026 Highlights

•Reported revenues of $2.899 billion for the first quarter 2026
•Reported Net Cash Provided by Operating Activities of $1.323 billion1 for the first quarter 2026 compared to Net Cash Provided by Operating Activities of $1.095 billion for the first quarter 2025
•Generated Free Cash Flow1,2 of $756 million for the first quarter 2026, excluding cash paid for Special Items2 of $376 million, compared to Free Cash Flow2 of $354 million for the first quarter 2025, excluding cash paid for Special Items2 of $50 million
•Reported Net Loss of $(200) million for the first quarter 2026, compared to Net Loss of $(201) million for the first quarter 2025
•Reported diluted loss per share of $(0.20) for the first quarter 2026, compared to diluted loss per share of $(0.20) for the first quarter 2025. Excluding Special Items2, diluted loss per share was $(0.47) for the first quarter 2026, compared to $(0.13) diluted loss per share for the first quarter 2025
•Generated Adjusted EBITDA2 of $849 million for the first quarter 2026, compared to $929 million for the first quarter 2025, excluding the effects of Special Items2 of $(430) million and $99 million, respectively
1 Includes $729 million of proceeds from the Mass Markets Fiber-to-the-Home divestiture for the allocated fair value associated with contractual credits and commercial agreements that are classified as cash flow from operations and the impact of a $101 million voluntary pension contribution in Q1 2026.
2 Represents a non-GAAP financial measure as later defined below under "Non-GAAP Financial Measures".

Financial Results

Metric, as reported	First Quarter
($ in millions, except per share data)	2026	2025
Large Enterprise	$778	769
Mid-Market Enterprise	439	487
Public Sector	506	481
North America Enterprise Channels	1,723	1,737
Wholesale	648	703
North America Business Revenue	2,371	2,440
International and Other	73	84
Business Revenue	2,444	2,524
Mass Markets Revenue	455	658
Total Revenue	$2,899	3,182
Cost of Services and Products	1,435	1,687
Selling, General and Administrative Expenses	794	675
Net Gain on Sale of Business	(596)	—
Stock-based Compensation Expense	13	10
Net Loss	(200)	(201)
Net Loss, Excluding Special Items(1)(2)	(467)	(129)
Adjusted EBITDA(1)	1,279	830
Adjusted EBITDA, Excluding Special Items(1)(3)	849	929
Net Loss Margin	(6.9)%	(6.3)%
Net Loss Margin, Excluding Special Items(1)(2)	(16.1)%	(4.1)%
Adjusted EBITDA Margin(1)	44.1%	26.1%
Adjusted EBITDA Margin, Excluding Special Items(1)(3)	29.3%	29.2%
Net Cash Provided by Operating Activities(4)	1,323	1,095
Capital Expenditures	943	791
Capital Expenditures, Excluding Special Items(1)(5)	859	753
Unlevered Cash Flow(1)(4)	616	563
Unlevered Cash Flow, Excluding Special Items(1)(4)(6)	992	613
Free Cash Flow(1)(4)	380	304
Free Cash Flow, Excluding Special Items(1)(4)(6)	756	354
Net Loss per Common Share - Diluted	$(0.20)	(0.20)
Net Loss per Common Share - Diluted, Excluding Special Items(1)(2)	$(0.47)	(0.13)
Weighted Average Shares Outstanding (in millions) - Diluted	998.9	991.3
(1) See the attached schedules for definitions of non-GAAP financial measures and reconciliations to GAAP figures.
(2) Excludes Special Items (net of the income tax effect thereof), in the amounts of $(267) million and $72 million for the first quarter of 2026 and 2025, respectively.
(3) Excludes Special Items in the amounts of $(430) million and $99 million for the first quarter of 2026 and 2025, respectively.
(4) Includes $729 million of proceeds from the Mass Markets Fiber-to-the-Home divestiture for the allocated fair value associated with contractual credits and commercial agreements that are classified as cash flow from operations and the impact of a $101 million voluntary pension contribution in Q1 2026.

(5) Excludes Special Items in the amounts of $84 million and $38 million for the first quarter of 2026 and 2025, respectively.
(6) Excludes Special Items in the amounts of $376 million and $50 million for the first quarter of 2026 and 2025, respectively.

Revenue	First Quarter	Fourth Quarter	QoQ Percent	First Quarter	YoY Percent
($ in millions)	2026	2025	Change	2025	Change
Revenue By Sales Channel
Large Enterprise	$778	787	(1)%	769	1%
Mid-Market Enterprise	439	448	(2)%	487	(10)%
Public Sector	506	458	10%	481	5%
North America Enterprise Channels	1,723	1,693	2%	1,737	(1)%
Wholesale	648	656	(1)%	703	(8)%
North America Business Revenue	2,371	2,349	1%	2,440	(3)%
International and Other	73	76	(4)%	84	(13)%
Business Revenue	2,444	2,425	1%	2,524	(3)%
Mass Markets Revenue	455	616	(26)%	658	(31)%
Total Revenue	$2,899	3,041	(5)%	3,182	(9)%
Business Revenue by Product Category
Strategic	$1,246	1,190	5%	1,139	9%
Legacy	1,198	1,235	(3)%	1,385	(14)%
Business Revenue	$2,444	2,425	1%	2,524	(3)%

Revenue
Total Revenue was $2.899 billion for the first quarter 2026, compared to $3.182 billion for the first quarter 2025.

Cash Flow
Net Cash Provided by Operating Activities was $1.323 billion3 in the first quarter 2026, compared to $1.095 billion in the first quarter 2025.

Free Cash Flow, excluding Special Items2,3, was $756 million in the first quarter 2026, compared to $354 million in the first quarter 2025.

Liquidity
As of Mar. 31, 2026, Lumen had cash and cash equivalents of $1.625 billion.

3 Includes $729 million of proceeds from the Mass Markets Fiber-to-the-Home divestiture for the allocated fair value associated with contractual credits and commercial agreements that are classified as cash flow from operations and the impact of a $101 million voluntary pension contribution in Q1 2026.

2026 Financial Outlook
The Company updated its full-year 2026 financial outlook, which is detailed below:

Metric (1)(2)(3)	Current Outlook	Previous Outlook
Adjusted EBITDA	$3.1 to $3.3 billion	$3.1 to $3.3 billion
Free Cash Flow(4)	$1.9 to $2.1 billion	$1.2 to $1.4 billion
Net Cash Interest	$650 to $750 million	$650 to $750 million
Capital Expenditures	$3.2 to $3.4 billion	$3.2 to $3.4 billion
Cash Income Taxes (Refunded) Paid	($350) to ($450) million	($350) to ($450) million
(1) For definitions of non-GAAP financial measures and reconciliations to GAAP figures as applicable, see the attached schedules and our Investor Relations website.
(2) Outlook measures in this chart and the accompanying schedules (i) exclude the effects of Special Items, goodwill impairment, future changes in our operating or capital allocation plans, unforeseen changes in regulation, laws or litigation, and other unforeseen events or circumstances impacting our financial performance and (ii) speak only as of May 5, 2026. See “Forward-Looking Statements.”

(3) Reflects our expectation of receiving a $400 million refund from recent tax legislation in the first half of 2026. Excludes the taxes related to the Mass Markets Fiber-to-the-Home divestiture.
(4) Revised Free Cash Flow guidance for 2026 now includes $729 million of cash proceeds from the Mass Markets Fiber-to-the-Home divestiture for the allocated fair value associated with contractual credits and commercial agreements that are classified as cash flow from operations. Free Cash Flow for the first quarter of 2026 as reported includes this $729 million. The cash proceeds from the divestiture have primarily been used to pay down debt in the first quarter of 2026.

Investor Call
Lumen’s management team will host a conference call at 5:00 p.m. ET today, May 5, 2026. The conference call will be streamed live over the Lumen website at ir.lumen.com. Additional information regarding first quarter 2026 results, including the presentation materials, will be available on the Investor Relations website prior to the call. A webcast replay of the call will also be available on our website for one year.

Media Relations Contacts:	Investor Relations Contact:
Anita Gomes	Jim Breen, CFA
anita.gomes@lumen.com	investor.relations@lumen.com
+1 858-229-8538	+1 603-404-7003

About Lumen Technologies:
Lumen is unleashing the world's digital potential. We ignite business growth by connecting people, data, and applications – quickly, securely, and effortlessly. As the trusted network for AI, Lumen uses the scale of our network to help companies realize AI's full potential. From metro connectivity to long-haul data transport to our edge cloud, security, managed service, and digital platform capabilities, we meet our customers’ needs today and as they build for tomorrow.

For news and insights visit news.lumen.com, LinkedIn: /lumentechnologies, X: @lumentechco, Facebook: /lumentechnologies, Instagram: @lumentechnologies and YouTube: /lumentechnologies. Lumen and Lumen Technologies are registered trademarks of Lumen Technologies LLC in the United States. Lumen Technologies LLC is a wholly-owned affiliate of Lumen Technologies, Inc.

Forward-Looking Statements
Except for historical and factual information, the matters set forth in this release and our other oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” “will,” and similar expressions with respect to the future are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. The forward-looking statements included in this press release including without limitation statements regarding our future financial results of operations, cash flows, or financial condition, our transformation strategy, and our modernization efforts and related target cost savings, the sale of our Mass Markets Fiber-to-the-Home business, statements regarding the pending acquisition of Alkira and the closing and expected benefits thereof, and the assumptions on which they are based are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of risks and uncertainties, many of which are beyond our control. These risks and uncertainties include those described in our Securities and Exchange Commission ("SEC") filings, including those set forth in the Risk Factors section and under the heading "Special Note Regarding Forward-Looking Statements" in our most recently filed Annual Report on Form 10-K, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 to be filed with the SEC, and in our other filings with the SEC. Additional factors or risks that we currently deem immaterial, that are not presently known to us, or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned not to unduly rely upon our forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, our assessment of regulatory, technological, industry, competitive, economic, or market conditions as of such date. We may change our intentions, strategies or plans (including our capital allocation plans) at any time and without notice, based upon any changes in such factors or otherwise, and we undertake no obligation to make any public announcement of such changed intentions, except to the extent required by applicable law.

Lumen Technologies, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2026 AND 2025
(UNAUDITED)
($ in millions, except per share amounts; shares in thousands)
	Three months ended March 31,		(Decrease) / Increase
	2026	2025
OPERATING REVENUE	$2,899	3,182	(9)%
OPERATING EXPENSES
Cost of services and products (exclusive of depreciation and amortization)	1,435	1,687	(15)%
Selling, general and administrative	794	675	18%
Net gain on sale of business	(596)	—	nm
Depreciation and amortization	664	713	(7)%
Total operating expenses	2,297	3,075	(25)%
OPERATING INCOME	602	107	nm
OTHER (EXPENSE) INCOME
Interest expense	(225)	(347)	(35)%
Net loss on early retirement of debt	(226)	(35)	nm
Other income, net	26	30	(13)%
Total other expense, net	(425)	(352)	21%
Income tax (expense) benefit	(377)	44	nm
NET LOSS	$(200)	(201)	—%

BASIC LOSS PER SHARE	$(0.20)	(0.20)	—%
DILUTED LOSS PER SHARE	$(0.20)	(0.20)	—%

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	998,891	991,269	1%
Diluted	998,891	991,269	1%

nm - Percentages greater than 200% and comparisons between positive and negative values are considered not meaningful.

Lumen Technologies, Inc.
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2026 AND DECEMBER 31, 2025
(UNAUDITED)
($ in millions)
	March 31, 2026	December 31, 2025
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,625	1,003
Accounts receivable, less allowance of $74 and $67	1,603	1,314
Assets held for sale	—	4,285
Other	893	1,307
Total current assets	4,121	7,909
Property, plant and equipment, net of accumulated depreciation of $24,042 and $23,744	19,926	19,575
GOODWILL AND OTHER ASSETS
Other intangible assets, net	4,240	4,463
Other, net	2,335	2,395
Total goodwill and other assets	6,575	6,858
TOTAL ASSETS	$30,622	34,342
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$35	88
Accounts payable	1,227	1,508
Accrued expenses and other liabilities
Salaries and benefits	635	854
Income and other taxes	587	279
Current operating lease liabilities	290	266
Interest	113	149
Other	229	203
Liabilities held for sale	—	38
Current portion of deferred revenue	1,055	1,005
Total current liabilities	4,171	4,390
LONG-TERM DEBT	12,925	17,353
DEFERRED CREDITS AND OTHER LIABILITIES
Deferred income taxes, net	1,887	2,270
Benefit plan obligations, net	1,966	2,103
Deferred revenue	8,008	6,406
Other	2,982	2,937
Total deferred credits and other liabilities	14,843	13,716
STOCKHOLDERS' DEFICIT
Common stock	19,165	19,185
Accumulated other comprehensive loss	(581)	(601)
Accumulated deficit	(19,901)	(19,701)
Total stockholders' deficit	(1,317)	(1,117)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$30,622	34,342

Lumen Technologies, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2026 AND 2025
(UNAUDITED)
($ in millions)
	Three months ended March 31,
	2026	2025
OPERATING ACTIVITIES
Net loss	$(200)	(201)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	664	713
Net gain on sale of business	(596)	—
Deferred income taxes	(383)	(168)
Provision for uncollectible accounts	12	13
Net loss on early retirement of debt	226	35
Stock-based compensation	13	10
Changes in current assets and liabilities, net	35	134
Retirement benefits	(114)	(2)
Change in deferred revenue	1,602	493
Changes in other assets and liabilities, net	70	30
Other, net	(6)	38
Net cash provided by operating activities	1,323	1,095
INVESTING ACTIVITIES
Capital expenditures	(943)	(791)
Proceeds from sale of business	4,977	—
Proceeds from sale of property, plant and equipment, and other assets	16	14
Other, net	—	8
Net cash provided by (used in) investing activities	4,050	(769)
FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	656	2,279
Payments of long-term debt	(5,375)	(2,502)
Debt issuance and extinguishment costs and related fees	—	(80)
Other, net	(32)	(11)
Net cash used in financing activities	(4,751)	(314)
Net increase in cash, cash equivalents and restricted cash	622	12
Cash, cash equivalents and restricted cash at beginning of period	1,014	1,900
Cash, cash equivalents and restricted cash at end of period	$1,636	1,912

Cash, cash equivalents and restricted cash:
Cash and cash equivalents	$1,625	1,900
Restricted cash	11	12
Total	$1,636	1,912

Non-GAAP Financial Measures

In addition to providing key metrics for management to evaluate the Company's performance, the Company believes that the non-GAAP financial measures described below and included in this release and which may be referred to on the conference call discussing the Company's first quarter 2026 financial results assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends.

Non-GAAP financial measures are not presented to be replacements or alternatives to the measures prepared in accordance with accounting principles generally accepted in the United States (GAAP), and investors are urged to consider these non-GAAP financial measures in addition to, and not in substitution for, or superior to, financial measures prepared in accordance with GAAP. Lumen may calculate its non-GAAP financial measures differently from similarly titled measures presented by other companies.

Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules and our Investor Relations website.

Special Items. We use the term Special Items to describe items that impacted a period’s statement of operations or cash flows which the Company believes do not relate to the ordinary course of the Company's business and do not reflect the Company's underlying business performance. As described herein, the Company presents certain GAAP and non-GAAP financial measures both including and excluding the effects of Special Items.

The largest components of our Special Items reflected in this release are net gain on sale of business related to the sale of our Mass Markets Fiber-to-the-Home business to AT&T and net losses associated with the early retirement of debt. The other main components of our Special Items include Modernization and Simplification costs, Transaction and Separation costs, and Income from Transition and Separation Services. Modernization and Simplification costs are associated with a multi-year transformation initiative to streamline our network infrastructure, product portfolio, and IT systems, and to modernize our workforce, designed to deliver $1 billion in annualized cost savings on a run-rate basis exiting 2027. Transaction and Separation costs reflect transaction and separation costs associated with the sale of our Mass Markets Fiber-to-the-Home business to AT&T and additional transaction and separation costs associated with supporting transition and separation services of our previous divestitures. Income from Transition and Separations Services includes charges we billed for transitional services and IT professional services provided to the purchasers in connection with our recent divestitures. Other items impacting Adjusted EBITDA and Net Loss include remittance of awards and associated fees related to the voluntary relinquishment of our program awards under the FCC's Rural Digital Opportunity Fund (“RDOF”), and certain charges primarily related to the recognition of losses on disposal of certain operating assets related to our divestitures and certain charges or payments related to litigation‑related expenses arising from specific matters that are not indicative of normal, recurring business activities.

Net Loss Excluding Special Items ($) is defined as Net Loss from the Statements of Operations excluding Special Items impacting Net Loss, which are further described above and detailed in the attached schedules. The Company also presents Diluted Net Loss per Share excluding Special Items, calculated as Net Loss per Share excluding Special Items divided by the weighted average of the diluted number of common shares outstanding in the relevant period.

Net Loss Excluding Special Items (%) is defined as Net Loss excluding Special Items divided by total revenue.

Management believes that Net Loss excluding Special Items, Net Loss Margin excluding Special Items and Diluted Net Loss Per Share excluding Special Items are relevant and useful metrics to provide to investors.

There are material limitations to using these non-GAAP financial measures, including the difficulty associated with comparing companies that use similarly-titled performance measures whose calculations may differ from our calculations. Additionally, by excluding Special Items, these non-GAAP financial measures may exclude items that investors believe are important components of our performance. Such measures should not be considered a substitute for, or superior to, other measures of financial performance reported in accordance with GAAP.

Adjusted EBITDA ($) is defined as Net loss from the Statements of Operations before Income tax expense (benefit), Total other expense, net (which represents the net impact of interest expense, net loss on early retirement of debt, and other income, net), depreciation and amortization expense, and stock-based compensation expense. The Company also presents Adjusted EBITDA excluding Special Items, which are further described above.

Adjusted EBITDA Margin (%) is defined as Adjusted EBITDA divided by total revenue. The Company also presents Adjusted EBITDA Margin excluding Special Items, which are further described above.

Management believes that Adjusted EBITDA and Adjusted EBITDA Margin (with and without Special Items) are relevant and useful metrics to provide to investors, as they are an important part of our internal reporting and are key measures used by management to evaluate profitability and operating performance of Lumen and to make resource allocation decisions. Management believes such measures are especially important in a capital-intensive industry such as telecommunications. Management also uses Adjusted EBITDA and Adjusted EBITDA Margin (and similarly uses these terms excluding Special Items) to compare our performance to that of our competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period our ability to fund capital expenditures and growth, service debt, and determine bonuses. Adjusted EBITDA excludes stock-based compensation expense because of the non-cash nature of this item. Adjusted EBITDA also excludes Total other expense, net (which represents the net impact of interest expense, net loss on early retirement of debt, and other income, net) and Income tax expense (benefit).

There are material limitations to using Adjusted EBITDA and Adjusted EBITDA margin (in each case, with and without Special Items) as a financial measure, including the difficulty associated with comparing companies that use similarly-titled performance measures whose calculations may differ from our calculations. Additionally, by excluding the above-listed items, Adjusted EBITDA and Adjusted EBITDA margin (in each case, with and without Special Items) may exclude items that investors believe are important components of our performance. Adjusted EBITDA and Adjusted EBITDA Margin (either with or without Special Items) should not be considered a substitute for, or superior to, other measures of financial performance reported in accordance with GAAP.

Capital Expenditures excluding Special Items is defined as Capital Expenditures from the Statements of Cash Flows excluding Special Items.

Management believes that Capital Expenditures excluding Special Items is a relevant and useful metric to provide investors.

There are material limitations to using Capital Expenditures excluding Special Items, including the difficulty associated with comparing companies that use similarly-titled performance measures whose calculations may differ from our calculations. Additionally, by excluding Special Items, this non-GAAP financial measures may exclude items that investors believe are important components of our performance. Capital Expenditures excluding Special Items should not be considered a substitute for, or superior to, other measures of financial performance reported in accordance with GAAP.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid and less interest income, all as disclosed in the Statements of Cash Flows. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, because it reflects the operational performance of Lumen and, measured over time, enables management and investors to monitor the underlying business’ growth pattern and ability to generate cash. The Company also presents Unlevered Cash Flow excluding Special Items, which are further described above.

There are material limitations to using Unlevered Cash Flow (with or without Special Items) to measure our cash performance as it excludes certain material items that investors may believe are important components of our cash flows. Comparisons of our Unlevered Cash Flow to that of some of our competitors may be of limited usefulness as other companies may use similarly-titled performance measures whose calculations may differ from our calculations. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable, accounts payable, payroll, and capital expenditures. Unlevered Cash Flow (with or without Special Items) should not be considered a substitute for, or superior to, other measures of liquidity reported in accordance with GAAP.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Statements of Cash Flows. Management believes that Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of our ability to generate cash to service our debt. The Company also presents Free Cash Flow excluding Special Items, which are further described above.

There are material limitations to using Free Cash Flow (with or without Special Items) to measure our performance as it excludes certain material items that investors may believe are important components of our cash flows. Comparisons of our Free Cash Flow to that of some of our competitors may be of limited usefulness as other companies may use similarly-titled performance measures whose calculations may differ from our calculations. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to interest expense, accounts receivable, accounts payable, payroll and capital expenditures. Free Cash Flow (either with or without Special Items) should not be considered a substitute for, or superior to, other measures of liquidity reported in accordance with GAAP.

Lumen Technologies, Inc.
Non-GAAP Special Items
(UNAUDITED)
($ in millions)
	Actual QTD
Special Items Impacting Adjusted EBITDA	1Q26	1Q25
Net gain on sale of business	$(596)	—
Transaction and separation costs(1)	53	16
Modernization and simplification(2)	106	50
Other(3)	7	33
Total Special Items impacting Adjusted EBITDA	$(430)	99
	Actual QTD
Special Items Impacting Net Loss	1Q26	1Q25
Net gain on sale of business	$(596)	—
Transaction and separation costs(1)	53	16
Modernization and simplification(2)	106	50
Other(3)	7	33
Net loss on early retirement of debt(4)	226	35
Income from transition and separation services(5)	(41)	(37)
Total Special Items impacting Net Loss	(245)	97
Income tax effect of Special Items(6)	(22)	(25)
Total Special Items impacting Net Loss, net of tax	$(267)	72
	Actual QTD
Special Items Impacting Cash Flows	1Q26	1Q25
Transaction and separation costs(1)	$84	16
Modernization and simplification(2)(7)	110	38
Capital expenditures for modernization and simplification(8)	84	38
Income from transition and separation services(5)	(14)	(54)
Other(9)	13	12
RDOF Relinquishment Payment(10)	99	—
Total Special Items impacting Cash Flows	$376	50
(1) Primarily reflects transaction and separation costs associated with (i) the Q1 2026 sale of our Mass Markets fiber-to-the-home business to AT&T, and (ii) additional transaction and separation costs associated with supporting transition and separation services of our previous divestitures.

(2) Includes costs incurred related to network infrastructure, product portfolio, IT systems, and workforce modernization designed to deliver $1 billion annualized in cost savings on a run-rate basis exiting 2027.

(3) Includes primarily the recognition of a loss on disposal of certain operating assets in Q1 2025 related to our divestitures.
(4) Reflects net loss as a result of cash tender offers and refinancing of certain debt instrument and credit facilities.
(5) Reflects income from transition and separation services and includes charges we billed for transition services and IT professional services provided to the purchasers in connection with our divestitures.

(6) Tax effect calculated using the annualized effective statutory tax rate, excluding any non-recurring discrete items, which was 25.0% for Q1 2026 and 26.0% for Q1 2025.
(7) Includes the related cash payments of expenses captured as described in footnote 2 above.
(8) Includes primarily the related cash payments for capital expenditures incurred under the programs described in footnote 2 above.
(9) Includes primarily payments related to litigation‑related expenses arising from specific matters that are not indicative of normal, recurring business activities.
(10) Reflects the Q1 2026 payment for remittance of awards and associated fees related to the voluntary relinquishment of our RDOF awards. As a result, we will no longer receive funding through the RDOF program.

Lumen Technologies, Inc.
Non-GAAP Cash Flow Reconciliation
(UNAUDITED)
($ in millions)
	Actual QTD
	1Q26	1Q25
Net cash provided by operating activities(1)	$1,323	1,095
Capital expenditures	(943)	(791)
Free Cash Flow(1)	380	304
Cash interest paid	249	280
Interest income	(13)	(21)
Unlevered Cash Flow(1)	$616	563

Free Cash Flow(1)	$380	304
Transaction and separation costs(2)	84	16
Modernization and simplification(2)	110	38
Capital expenditures for modernization and simplification	84	38
Income from transition and separation services(2)	(14)	(54)
Other(2)	13	12
RDOF Relinquishment Payment(2)	99	—
Free Cash Flow excluding Special Items(1)	$756	354

Unlevered Cash Flow(1)	$616	563
Transaction and separation costs(2)	84	16
Modernization and simplification(2)	110	38
Capital expenditures for modernization and simplification	84	38
Income from transition and separation services(2)	(14)	(54)
Other(2)	13	12
RDOF Relinquishments Payment(2)	99	—
Unlevered Cash Flow excluding Special Items(1)	$992	613

Capital expenditures	$(943)	(791)
Capital expenditures for modernization and simplification(2)	84	38
Capital expenditures excluding Special Items	$(859)	(753)

(1) Includes $729 million of proceeds from the Mass Markets Fiber-to-the-Home divestiture for the allocated fair value associated with contractual credits and commercial agreements that are classified as cash flow from operations and the impact of a $101 million voluntary pension contribution in Q1 2026.

(2) Refer to Non-GAAP Special Items table for details of the Special Items impacting cash flows included above.

Lumen Technologies, Inc.
Adjusted EBITDA and Reconciliation of Non-GAAP Financial Measures
(UNAUDITED)
($ in millions)
	Actual QTD
	1Q26	1Q25
Net loss	$(200)	(201)
Income tax expense (benefit)	377	(44)
Total other expense, net	425	352
Depreciation and amortization expense	664	713
Stock-based compensation expense	13	10
Adjusted EBITDA	$1,279	830

Net gain on sale of business(1)	(596)	—
Transaction and separation costs(1)	53	16
Modernization and simplification(1)	106	50
Other(1)	7	33
Adjusted EBITDA excluding Special Items	$849	929

Net loss	$(200)	(201)
Net gain on sale of business(1)	(596)	—
Transaction and separation costs(1)	53	16
Modernization and simplification(1)	106	50
Other(1)	7	33
Net loss on early retirement of debt(1)	226	35
Income from transition and separation services(1)	(41)	(37)
Income tax effect of Special Items(1)	(22)	(25)
Net loss excluding Special Items(1)	$(467)	(129)

Total revenue	$2,899	3,182

Net loss margin	(6.9)%	(6.3)%
Net loss margin, excluding special items and income tax effect thereof	(16.1)%	(4.1)%
Adjusted EBITDA margin	44.1%	26.1%
Adjusted EBITDA margin excluding special items	29.3%	29.2%

Net Loss per Common Share - Diluted	$(0.20)	(0.20)
Net Loss per Common Share - Diluted, Excluding Special Items(1)	$(0.47)	(0.13)
Weighted Average Shares Outstanding (in millions) - Diluted	998.9	991.3

(1) Refer to Non-GAAP Special Items table for details of the Special Items included above.

Lumen Technologies, Inc.
2026 OUTLOOK RECONCILIATION (1) (2) (3) (4)
(UNAUDITED)
($ in millions)

Adjusted EBITDA Outlook
Twelve Months Ended December 31, 2026
	Range
	Low	High
Net loss	$(1,320)	(545)
Income tax expense	200	45
Total other expense, net	1,300	1,100
Depreciation and amortization expense	2,800	2,600
Stock-based compensation expense	120	100
Adjusted EBITDA	$3,100	3,300

Free Cash Flow Outlook
Twelve Months Ended December 31, 2026
	Range
	Low	High
Net cash provided by operating activities(5)	$5,100	5,500
Capital expenditures	(3,200)	(3,400)
Free Cash Flow(5)	$1,900	2,100

(1) For definitions of non-GAAP financial measures and reconciliation to GAAP figures, see the above schedules and our Investor Relations website.
(2) Outlook measures in this chart (i) exclude the effects of Special Items, goodwill impairments, future changes in our operating or capital allocation plans, unforeseen changes in regulation, laws or litigation, and other unforeseen events or circumstances impacting our financial performance and (ii) speak only as of May 5, 2026. See “Forward-Looking Statements.”
(3) Reflects our expectation of receiving a $400 million refund from recent tax legislation in the first half of 2026. Excludes the taxes related to the Mass Markets Fiber-to-the-Home divestiture.
(4) Actual results of the GAAP components of the reconciliation are subject to a number of risks and uncertainties and may vary and fall outside the estimated ranges. See "Forward-Looking Statements".
(5) Revised Free Cash Flow guidance for 2026 now includes $729 million of cash proceeds from the Mass Markets Fiber-to-the-Home divestiture for the allocated fair value associated with contractual credits and commercial agreements that are classified as cash flow from operations. Free Cash Flow for the first quarter of 2026 as reported includes this $729 million. The cash proceeds from the divestiture have primarily been used to pay down debt in the first quarter of 2026.